                                                                  EXHIBIT 2.6(c)


                       CANADIAN IMPERIAL BANK OF COMMERCE

                                    as Vendor


                                       and







                          INTERNET SPORTS NETWORK, INC.

                                       and


                   ISN INTERNET SPORTS NETWORK CANADA LIMITED

                                  as Purchasers




--------------------------------------------------------------------------------


                               PURCHASE AGREEMENT

                                  MAY 26, 2000


--------------------------------------------------------------------------------

                               PURCHASE AGREEMENT

         Purchase Agreement dated as of May 26, 2000 among Canadian Imperial Bank of Commerce, a Canadian chartered bank (the "VENDOR"), and Internet Sports Network, Inc. ("ISN"), a corporation incorporated under the laws of Florida, United States of America and ISN Internet Sports Network Canada Limited ("ISN CANADA"), a corporation incorporated under the laws of British Columbia (ISN and ISN Canada referred to collectively, as the "PURCHASERS").

         RECITALS:

         (a) The Vendor desires to sell to ISN and ISN desires to purchase from the Vendor 489,948 Class B Common Shares and 209,851 Class A Common Shares (the "PURCHASED SHARES") in the capital of St. Clair Group Investments Inc. (the "CORPORATION") held by its nominee, Gee & Co.;

         (b) The Vendor desires to sell, assign and transfer to ISN Canada and ISN Canada desires to purchase from the Vendor all of the rights and obligations of the Vendor in and to the amended and restated credit agreement between the Vendor and the Corporation dated as of July 29, 1994 and the related security documents set out in Schedule "A" (collectively, the "PURCHASED DEBT") and any and all related security held by the Vendor in respect of the Purchased Debt.

SECTION 1  PURCHASE AND SALE.
         Subject to the terms and conditions herein contained, i) the Vendor hereby sells, assigns and transfers to ISN and ISN hereby purchases from the Vendor the Purchased Shares; and ii) the Vendor hereby sells, assigns and transfers to ISN Canada and ISN Canada hereby purchases from the Vendor, the Purchased Debt. The Purchasers hereby acknowledge receipt from the Vendor of (i) share certificates numbered B-2, C-2 and C-5 representing the Purchased Shares duly endorsed for transfer; and (ii) the documents evidencing the Purchased Debt set out in Schedule "A" hereto.

SECTION 2  PURCHASE PRICE.
         The aggregate purchase price payable for the Purchased Shares and the Purchased Debt (collectively, the "PURCHASED ASSETS") is equal to $2,700,000 (the "PURCHASE PRICE").

SECTION 3  PAYMENT OF PURCHASE PRICE
         The Purchase Price for the Purchased Assets payable to the Vendor by the Purchasers is as follows, the receipt of all of which is hereby acknowledged by the Vendor:

         (a) as to $100,000, by application of the deposit received by the Vendor on May 4, 2000 towards payment of the Purchase Price;

         (b) as to $1,800,000 payable to the Vendor by way of a certified cheque; and

         (c) as to the balance, by the issuance to the Vendor of 262,000 common shares in the capital of ISN (the "ISSUED SHARES").

SECTION 4  ALLOCATION OF PURCHASE PRICE
         The Purchase Price shall be allocated as follows as between the Purchased Shares and the Purchased Debt:

         (a)      as to the Purchased Shares, $800,000; and

         (b)      as to the Purchased Debt, $1,900,000.

SECTION 5  RECEIVERSHIP APPLICATION
         Notwithstanding the sale of the Purchased Assets by the Vendor, the Purchasers authorize and direct the Vendor to withdraw its application to appoint a receiver of the assets of the Corporation.

SECTION 6  REPRESENTATIONS AND WARRANTIES OF THE VENDOR.
         The Vendor represents and warrants as follows and acknowledges that the Purchasers are relying upon such representations and warranties in connection with the purchase by the Purchasers of the Purchased Assets:

         (a) The Vendor is a Canadian chartered bank conducting business in Canada and confirms that this Agreement and the transactions contemplated thereby are being consummated in Canada;

         (b) The Vendor is the beneficial owner of the Purchased Shares with good title thereto, free and clear of all mortgages, liens, charges, security interests, adverse claims, pledges, encumbrances and demands whatsoever (collectively, "ENCUMBRANCES") and the Vendor's nominee, Gee & Co., is the registered owner of the Purchased Shares;

         (c) The Vendor has good right and full power and authority to enter into this agreement to sell and assign the Purchased Assets as contemplated herein and the delivery of the Purchased Shares to the Purchasers and the assignment of the Purchased Debt to the Purchasers pursuant to the provisions hereof will transfer to the Purchasers valid title thereto, free and clear of all Encumbrances;

         (d) Except for the Purchasers' rights hereunder, no person, firm or corporation has any received from the Vendor or from Gee & Co. any option, warrant, right, call, commitment, conversion right, right of exchange or other agreement or any right or privilege capable of becoming an option, warrant, right, call, commitment, conversion right, right of exchange or other agreement for the purchase from the Vendor of the Purchased Assets;

         (e) The principal amount of accrued interest and other amounts owing in respect of the Purchased Debt is as of May 26, 2000, $5,168,870.99. The principal amounts and all other amounts of the Purchased Debt remain outstanding together with all interest thereon and the Vendor is the owner of all right, title and interest in and to the Purchased Debt and is transferring the Purchased Debt to ISN Canada free and clear of all Encumbrances. Other than the Purchased Debt, the Corporation has no outstanding debts, liabilities or obligations of any kind owing to the Vendor;

         (f) The Vendor has all necessary corporate power to enter into and perform its obligations under this Agreement;

         (g) The execution, and delivery and performance by the Vendor of this Agreement and the consummation of the transactions contemplated hereby:

                  (i) Have been duly authorized by all necessary corporate action on the part of the Vendor; and

                  (ii) Do not (or would not with the giving of notice, the lapse of time or the happening of any other event or condition) result in a violation or a breach of, or a default under or give rise to a right of termination, amendment or cancellation or the acceleration of any obligation under (i) any charter or by-law instruments of the Vendor; (ii) any contracts or instruments to which the Vendor is party or by which the Vendor is bound, including any agreements between the shareholders of the Corporation; or (iii) of any laws applicable to it or any judgment, order or decree of any government, authority or entity binding on it; and

         (h) This agreement constitutes legal, valid and binding obligations of the Vendor enforceable against the Vendor in accordance with its terms.

SECTION 7  REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS.
         The Purchasers represent and warrant as follows and acknowledge that the Vendor is relying upon such representations and warranties in connection with the sale by the Vendor of the Purchased Assets:

         (a) The Purchasers have all necessary corporate power to enter into and perform their obligations under this Agreement;

         (b) The execution, and delivery and performance by the Purchasers of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Purchasers;

         (c) This Agreement constitutes legal, valid and binding obligations of the Purchasers enforceable against the Purchasers in accordance with its terms;

         (d) The 262,000 common shares in the capital of ISN issued to the Vendor pursuant to this Agreement have been duly issued and are outstanding as fully paid and non-assessable;

         (e) Under current U.S. federal securities laws the Issued Shares could be resold in compliance with Rule 144 of the Securities Act of 1933, as amended (the "SECURITIES ACT") after the Vendor had held the Issued Shares for more than one year, provided that the following requirements were met: (1) ISN has been subject to the reporting requirements of Section 13 of the Securities Exchange Act of 1934, as amended (the "SECURITIES EXCHANGE ACT") for at least 90 days prior to such sale and filed all the reports required to be filed thereunder during the 12 months preceding such sale (or for such shorter period that ISN was required to file such reports); (2) the amount sold by the Vendor in any three month period does not exceed the greater of (A) one percent of the shares outstanding (as reported on the most recently filed report) or
                  (B) the average weekly volume for the four calendar weeks prior to such sale; (3) the Issued Shares are sold in "broker's transactions' ( as that term is defined in the Rule) and (4) the Vendor has filed with the U.S. Securities and Exchange Commission a "Notice of Proposed Sale." In addition , under current U.S. federal securities laws the Issued Shares could be resold in compliance with Rule 144 of the Securities Act after the Vendor had held the Issued Shares for more than two years, provided that the Vendor has filed with the U.S. Securities and Exchange Commission a "Notice of Proposed Sale." Notwithstanding anything in the foregoing, ISN makes no representation that Rule 144 will be available to the Vendor at the time the Vendor intends on selling the Issued Shares;

         (f) ISN is a corporation duly incorporated and in good standing in Florida and is quoted on the Nasdaq Over The Counter Bulletin Board;

         (g) The Issued Shares constitute less than ten percent (10%) of the voting power of the capital stock of ISN; and

         (h) The Issued Shares have been issued in compliance with applicable U.S. federal and state securities laws.

SECTION 8  SECURITIES LAWS MATTERS
         In addition to the other representations, warranties and covenants set forth herein, as a material inducement to ISN to enter into this Agreement and to consummate the transactions contemplated hereby, the Vendor makes the following representations, warranties and covenants, as applicable:

         (a) Vendor is acquiring the Issued Shares offered and sold to it hereunder as principal for its own account for investment purposes only and not with a view to or for distributing or reselling such Issued Shares or any part thereof or interest therein, without prejudice, however, to such Vendor's right, subject to the provisions of this Agreement, at all times to sell or otherwise dispose of all or any part of such Issued Shares pursuant to an effective registration statement under the Securities Act and in compliance with applicable state securities laws or under an exemption from such registration. Vendor is aware of the resale restrictions imposed by Rule 144 of the Securities Act and understands that its ability to resell the Issued Shares pursuant to Rule 144 may be subject certain limitations, including minimum holding period, volume limitations, manner of sale limitations and the availability of current information by ISN. By making this representation, such Vendor does not represent that it will hold such Issued Shares for any period of time;

         (b) At the time Vendor was offered the Issued Shares, it was, and at the date hereof it is, an "accredited investor" as defined in Rule 501(a) under the Securities Act. Such Vendor has not been formed solely for the purpose of acquiring the Issued Shares;

         (c) Vendor, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Issued Shares, and has so evaluated the merits and risks of such investment;

         (d) Vendor is able to bear the economic risk of an investment in the Issued Shares and, at the present time, is able to afford a complete loss of such investment;

         (e) Vendor has been given access to all of ISN's documents, records, and other information, , including but not limited to filings made by ISN with the U.S. Securities and Exchange Commission under the Securities Exchange Act, and has had adequate opportunity to ask questions of, and receive answers from, ISN's officers, employees, agents, accountants, and representatives concerning ISN's business, operations, financial condition, assets, liabilities, and other matters considered by Vendor as relevant to its investment in the Issued Shares;

         (f) Vendor is not purchasing the Issued Shares as a result of or subsequent to any advertisement, article, notice or other communication regarding the Issued Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement;

         (g) The certificates representing the Issued Shares shall bear the following legend:

                       THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF BY THE HOLDER EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND IN COMPLIANCE WITH APPLICABLE SECURITIES LAWS OF ANY STATE WITH RESPECT THERETO, OR IN ACCORDANCE WITH AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER THAT AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

         (h) Vendor understands and acknowledges that (i) the Issued Shares are being offered and sold to it without registration under the Securities Act in a private placement that is exempt from the registration provisions of the Securities Act and (ii) the availability of such exemption, depends in part on, and ISN will rely upon the accuracy and truthfulness of, the foregoing representations and such Vendor hereby consents to such reliance.

SECTION 9   GOVERNING LAW.
         This Agreement shall be governed by in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

SECTION 10  CURRENCY
         All references in this Agreement to dollars, unless otherwise specifically indicated, are expressed in Canadian currency.

SECTION 11  ENUREMENT AND ASSIGNMENT.
         This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns. Neither of the parties hereto may assign its rights or obligations under this Agreement without the prior written consent of the other party hereto.

SECTION 12  HEADINGS
         The section and subsection headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

SECTION 13  COUNTERPARTS
         This Agreement may be executed in one or more counterparts which together shall be deemed to constitute one valid and binding agreement and delivery of the counterparts may be effected by means of a telecopier transmission.

SECTION 14  SEVERABILITY.
         Any section, subsection or other subdivision or other subdivision of this Agreement or any other provision of this Agreement which is, or becomes, illegal, invalid or unenforceable shall be severed from this Agreement and be ineffective to the extent of such illegality, invalidity or unenforceability and shall not affect or impair the remaining provisions hereof.

SECTION 15  GENDER AND NUMBER.
         Any reference in this Agreement to gender shall include all genders, and words importing the singular number only shall include the plural and vice versa.

SECTION 16  AMENDMENTS.
         This Agreement may only be amended, modified or supplemented by a written agreement signed by all of the parties to such agreement.

SECTION 17  TIME.
         Time shall be of the essence in respect of this Agreement.

         IN WITNESS WHEREOF the parties have executed this Agreement as of the date hereof.


                          CANADIAN IMPERIAL BANK OF COMMERCE


                          By: /s/ J.S. McMurray
                             ------------------------------------------------
                             Authorized Signing Officer


                          INTERNET SPORTS NETWORK, INC.


                          By: /s/ Andy DeFrancesco
                             ------------------------------------------------
                             Andrew De Francesco
                             Chairman and Chief Executive Officer


                          ISN INTERNET SPORTS NETWORK
                          CANADA LIMITED


                          By: /s/ Andy DeFrancesco
                             ------------------------------------------------
                             Authorized Signing Officer